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                                                                   EXHIBIT 10.13

LYONDELL PETROCHEMICAL COMPANY


_________________________________________________________________


ELECTIVE DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS



EFFECTIVE OCTOBER 1, 1996
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                                   ARTICLE I

                              GENERAL PROVISIONS


SECTION 1.1. PURPOSE AND INTENT OF PLAN. This Plan is intended to provide an opportunity for Directors who are not employees of the Company to accumulate supplemental funds for retirement or special needs prior to retirement through the deferral of portions of their Board and Committee Retainers and Meeting Fees.

SECTION 1.2. EFFECTIVE DATE OF PLAN. This amended and restated Plan document shall be effective as of October 1, 1996.

SECTION 1.3.  DEFINITIONS.

     (a) Account means a separate bookkeeping account maintained by the Company for each Participant and which measures and determines the amounts to be paid to the Participant under the Plan. Effective October 1, 1996, separate subaccounts within the Account for previous deferrals of Retainer and Meeting Fees, will be consolidated into a single account balance.

     (b) Administrative Committee means the Directors Benefit Committee, as appointed from time to time by the Executive Committee of the Board.

     (c) Beneficiary means a person who is entitled to receive a Participant's interest under this Plan in the event of the Participant's death.

     (d) Board means the Board of Directors of Lyondell Petrochemical Company.

     (e) Board Committee means any committee established by the Board which consists of Directors and which reports to the Board.

     (f) Change in Control shall be deemed to have occurred as of the date that one or more of the following occurs:

         (i) Individuals who, as of the date hereof, constitute the entire
     Board of Directors of the Company ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however,
                                                            --------  -------
     that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall be considered as though such individual was an Incumbent Director, but excluding, for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, as such terms are used in Rule 14a-11 under the
     Securities Exchange Act of 1934, as amended or other actual or threatened solicitation of proxies or consents by or on behalf of any Person (as defined below) other than the Board; provided, further, that in the event
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     ARCO at any time determines to achieve minority representation on the
     Company's Board of Directors approximately equal to its then ownership percentage of the Company's
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     common stock, its implementation of such determination through the election of ARCO employees as directors of the Company shall not be deemed to be a Change in Control and such ARCO employees shall constitute Incumbent Directors;

         (ii) The stockholders of the Company shall approve (A) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (1) the shareholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares or other ownership interests representing in the aggregate eighty percent (80%) or more of (a) the then outstanding common stock or other equity interests of the corporation or other entity surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "Surviving Entity") (or of its ultimate parent corporation or other entity, if any), and (b) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Entity (or of its ultimate parent corporation or other entity, if any) or (2) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors, or similar managing group, of the Surviving Entity (or of its ultimate parent corporation or other entity, if any), or (B) any plan or proposal for the liquidation or dissolution of the Company;

         (iii) Any Person except for ARCO shall be or become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing in the aggregate more than twenty percent (20%) of either (A) the then outstanding shares of common stock of the Company ("Common Shares") or (B) the Combined Voting Power of all then outstanding Voting Securities of the Company; provided, however, that notwithstanding
                                       --------  -------
     the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this Subsection (iii):

         (1) Solely as a result of an acquisition of securities by the Company which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (a) the proportionate number of Common Shares beneficially owned by any Person to more than twenty percent (20%) of the Common Shares then outstanding, or (b) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to more than twenty percent (20%) of the Combined Voting Power of all then outstanding Voting Securities; or

         (2) Solely as a result of an acquisition of securities directly from the Company except for any conversion of a security that was not acquired directly from the Company, provided, further, that if
                                                    --------  -------
                any Person referred to in paragraph (1) or (2) of this Subsection (iii) shall thereafter become the beneficial owner of any additional Common Shares or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction), then a Change in Control shall be deemed to have occurred for purposes of this Subsection (iii); or

         (iv) ARCO shall become the owner, directly or indirectly, of securities of the Company representing in the aggregate more than fifty percent (50%) of either (i) the then outstanding Common Shares or (ii) the Combined Voting Power of all then outstanding Voting Securities of the Company except as the result of an acquisition of securities by the Company which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (x) the proportionate number of Common Shares beneficially owned by ARCO to more than fifty percent (50%) of the Common Shares then outstanding, or (y) the proportionate voting power represented by the Voting Securities beneficially owned by ARCO to more than fifty percent (50%) of the Combined Voting Power of all then outstanding Voting Securities; provided, however, that if thereafter ARCO becomes the
                 --------  -------
     beneficial owner of any additional Common Shares or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction) the exception provided above shall no longer apply; provided, further, that for purposes of this Subsection (iv), neither
     --------  -------
     record ownership of common stock of the Company by the Trustee for ARCO's 401(a) qualified plans nor beneficial ownership of common stock of the Company by any of ARCO's directors for their personal account shall be deemed to constitute "indirect" ownership of common stock of the Company by ARCO; provided, further, that notwithstanding any contrary provision of
           --------  -------
     this Plan, no Change in Control shall be deemed to have occurred pursuant to this Subsection (iv) if as a result of an inadvertent act ARCO becomes the owner, directly or indirectly, of additional Common Shares or Voting Securities and such securities are sold or otherwise disposed of by ARCO within 30 days after ARCO discovers, or is notified by the Company as to, the potential Change of Control resulting from such ownership, so that, as a result of such subsequent sale or other disposition by ARCO, no Change in Control would otherwise be deemed to have occurred pursuant to the terms (excluding this proviso) of this Subsection (iv).

Notwithstanding any of the foregoing, no Change in Control shall be deemed to have occurred as a result solely of (i) the registration by ARCO of the Exchangeable Notes pursuant to the Registration Statement, (ii) the issuance and sale by ARCO of the Exchangeable Notes to the underwriters in accordance with the Registration Statement, or (iii) prior to the maturity of the Exchangeable Notes, purchases and sales of the Exchangeable Notes.

     (g) Citibank Base Rate means for any Plan Year the average of the prime rates at Citibank, N. A., in effect on the first day of the current calendar quarter and each of the three prior quarters provided, however, that if for any quarter the first day of the calendar quarter is not a business day, the prime rate in effect on the first business day of such quarter shall be deemed the prime rate for the first day of such quarter.

     (h) Code means the Internal Revenue Code of 1986, as amended.

     (i) Combined Voting Power means the aggregate votes entitled to be cast generally in the election of the Board of Directors, or similar managing group, of a corporation or other entity by holders of then outstanding Voting Securities of such corporation or entity.

     (j) Company means Lyondell Petrochemical Company and any of its subsidiaries or affiliates.

     (k) Deferral Election means an election made by a Director to defer Retainer and/or Meeting Fees, for which the Director has submitted Participation Agreement.

     (l) Deferral Period means a maximum number of years established by the Administrative Committee in advance of a particular Deferral Election, over which the Director elects to defer Retainer or Meeting Fees. A new Deferral Period shall normally start each January 1, except that with respect to a new Director, the Deferral Period shall commence 30 days after the Director's election to the Board.

     (m) Deferred Compensation means the amount of Retainer or Meeting Fees that a Director elects to defer pursuant to a Deferral Election.

     (n) Director means a Director of the Board who is not a current employee of Lyondell Petrochemical Company, Atlantic Richfield Company or ARCO Chemical Company or any subsidiary or affiliate of any of these entities.

     (o) Effective Date means October 1, 1996.

     (p) Exchangeable Notes means the debt securities exchangeable upon maturity, at ARCO's option, into shares of the Company's common stock or cash, as such debt securities are described in the Registration Statement.

     (q) Financial Hardship means a condition of financial difficulty, determined by the Administrative Committee, upon advice of counsel, based on written information supplied by the Participant or Beneficiary, as the case may be, in accordance with such standards established, from time to time, by the Administrative Committee, which condition is sufficient to justify a change in payment election under the Plan without causing receipt of taxable income by any other Plan Participant before the Participant or Beneficiary, as the case may be, actually receives his benefit.

     (s) In-Service Distribution means a distribution to a Participant prior to Termination of Service pursuant to Section 4.4.

     (t) Interest Rate means (i) for any Plan Year commencing prior to a Change in Control, the interest rate adopted by the Administrative Committee in advance of the election period for a Plan Year, which shall constitute the interest rate applicable to that Plan Year; or (ii) for each Plan Year commencing after a Change in Control, the interest rate which is equal to the greater of (a) the Prime Rate or (b) 125 percent of the rolling average ten-year Treasury Note Rate, as of October 1 prior to the commencement of the applicable Plan Year.

     (u) Meeting Fee means the amount paid in cash to a Director as compensation for each Board and/or Board Committee meeting attended by the Director.

     (v) Participant means any Director who is participating in this Plan as provided in Article II, or any former Director who has not received the entire benefit to which he is entitled under this Plan.

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     (w)  Participation Agreement means the Deferral Election submitted by a
Participant to the Company prior to the beginning of the Deferral Period.

     (x) Person means any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in Sections 14(d)(3) or 15(d)(2) of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder); provided, however, that Person shall not include the Company or LYONDELL-CITGO
--------  -------
Refining Company Ltd., any of their subsidiaries, any employee benefit plan of the Company or LYONDELL-CITGO Refining Company Ltd. or any of their majority-owned subsidiaries or any entity organized, appointed or established by the Company, LYONDELL-CITGO Refining Company Ltd. or such subsidiaries for or pursuant to the terms of any such plan.

     (y)  Plan means this Elective Deferral Plan for Non-Employee Directors.

     (z) Plan Year means each calendar year beginning on January 1 and ending on December 31, except that the first Plan Year shall be the period commencing on August 1, 1990 and ending on December 31, 1990.

     (aa) Prime Rate means the prime commercial lending rate of Citibank, N.A. as publicly announced to be in effect at the close of business on October 1 of the year immediately prior to the commencement of the applicable Plan Year. The Prime Rate is not necessarily the lowest rate of interest of Citibank, N.A.

     (bb) Registration Statement means ARCO's registration statement on Form S-3 (Registration No. 33-53481) with respect to the Exchangeable Notes.

     (cc) Retainer Fee means the annual amount paid in cash to an Director as compensation for serving in such capacity and any additional annual amount paid in cash to an Director for serving in the capacity of a Board Committee Chairman.

     (dd) Retirement means the Director's termination of employment with a right to an immediate retirement allowance from the Director's regular, full-time employer.

     (ee) Survivor Benefit means the benefits described in Section 4.3 of the Plan.

     (ff) Ten-Year Treasury Note Rate means the rate periodically published by the U.S. Department of Treasury under the heading "10 year Treasury Note Rate".

     (gg) Termination of Service means the Director ceasing to be a member of the Board.

     (hh) Trust Agreement means the Trust Agreement between Lyondell Petrochemical Company and State Street Bank & Trust Company, and any amendments or successor agreements thereto.

     (ii) Unscheduled Distribution means a distribution to a Participant pursuant to Section 4.5.

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     (jj) Valuation Date means the last day of each month, or such other dates as the Administrative Committee may determine in its discretion, which may be either more or less frequent, for the valuation of Participants' Accounts.

     (kk) Voting Securities means all securities of a corporation or other entity having the right under ordinary circumstances to vote in an election of the Board of Directors, or similar managing group, of such corporation or other entity.



                                 ARTICLE II

                      PARTICIPATION AND DEFERRAL ELECTIONS


SECTION 2.1. PARTICIPATION. A Director may elect to participate, or continue participation, in the Plan by submitting a Participation Agreement for a Deferral Period to the Company no later than thirty (30) days prior to the commencement of the Deferral Period.

SECTION 2.3. DEFERRAL ELECTIONS. At least 30 days prior to each Deferral Period, through completion of a form provided by Company, each Director may make a Deferral Election which shall be irrevocable except as authorized pursuant to
Section 2.6.

SECTION 2.4. LIMITATION ON DEFERRAL. Deferral Elections shall be subject to any limitation established by the Administrative Committee in advance of a Deferral Period, including a minimum deferral amount reasonably anticipated to be in excess of Eight Thousand Dollars ($8,000) per Deferral Period and a minimum deferral amount reasonably anticipated to be in excess of at least Two Thousand Dollars ($2,000) per Plan Year in the Deferral Period. The maximum Deferral Election for any Plan Year within a Deferral Period is an amount equal to one hundred (100%) of the Participant's Retainer and Meeting Fees payable in cash for such Plan Year.

SECTION 2.5. TERMINATION OF SERVICE. A Participant's Deferral Elections shall terminate upon the Participant's Termination of Service.

SECTION 2.6. MODIFICATION OF DEFERRAL ELECTIONS. Deferral Elections shall be irrevocable except as follows:

     (a) Financial Hardship. The Administrative Committee may permit a Participant to reduce the amount elected under a prior Deferral Election, or to waive the remaining deferrals under a prior Deferral Election, upon a finding that the Participant has suffered a Financial Hardship.

     (b) Accelerated Deferral. At the Administrative Committee's discretion, prior to the beginning of any Plan Year in any Deferral Period for which two or more Plan Years remain, a Participant may elect to accelerate the amount of Deferred Compensation previously elected for any of the remaining Plan Years in that Deferral Period; provided, however, that any acceleration of Deferred

Compensation for remaining Plan Years in the Deferral Period shall not increase, for any single Plan Year, the total Retainer or Meeting Fee deferrals above one hundred percent (100%) of the Participant's Retainer and Meeting Fees payable in cash during the Plan Year.


                                  ARTICLE III

                        DEFERRED COMPENSATION ELECTIONS

SECTION 3.1. ACCOUNTS. For record-keeping purposes only, Accounts shall be maintained for each Participant.

SECTION 3.2. DEFERRED COMPENSATION. A Participant's Deferred Compensation shall be credited to his or her Account as of the date when the corresponding non-deferred portion of the compensation is paid or would have been paid but for the Deferral Election. The Company shall have the right to withhold from any Retainer or Meeting Fees or Plan benefits (or otherwise to cause the Director, his Beneficiary or the executor or administrator of his estate to make payment
of) any federal, state, local or foreign taxes required to be withheld with respect to any Deferred Compensation or benefits paid pursuant to the Plan.

SECTION 3.3. INTEREST RATE. The Accounts shall be credited as of each Valuation Date with interest based on the rates specified below, compounded annually. Interest shall be credited as of each Valuation Date from the dates when Deferred Compensation is credited to Accounts based on the balance of each Account.

     (a) Interest Rate During Participant's Lifetime. During a Participant's lifetime, the Participant's Account will be credited with interest at the greater of the Interest Rate previously announced by the Company to be applicable for the Plan Year or the current Citibank Base Rate. The Interest Rate for the first Plan Year shall be 125% of the rolling average Ten-Year Treasury Note Rate.

     (b) Interest Rate After Participant's Death. Following a Participant's death, the Participant's Account will be credited with interest at an interest rate equal to the Citibank Base Rate. With respect to payments made pursuant to
Section 4.3(a), no interest shall be credited on that portion of the benefit representing a Participant's unfulfilled Deferral Commitment for each Deferral Unit.

SECTION 3.4. DETERMINATION OF ACCOUNTS. A Participant's Account as of each Valuation Date shall consist of the balance of the Participant's Account as of the immediately preceding Valuation Date, plus the amount of the Participant's Deferred Compensation since that Valuation Date, plus interest credited to the Account and minus any distributions or reductions made from the Account since the immediately preceding Valuation Date.

SECTION 3.5. VESTING OF ACCOUNTS. Each Participant shall be one hundred percent (100%) vested at all times in the amounts credited to his or her Account.

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SECTION 3.6.  STATEMENT OF ACCOUNTS.  At least annually, the Company shall provide each Participant with a statement setting forth the balance of his or her Account.


                                  ARTICLE IV

                                 PLAN BENEFITS


SECTION 4.1.  PLAN BENEFIT.   A Participant's benefit under the Plan shall equal
the amount of his or her Account as determined in accordance with Sections 3.4 and 4.6.

SECTION 4.2.  DISTRIBUTION UPON TERMINATION OF SERVICE.  (a)  Lump Sum.
Benefits payable on account of a Participant's Termination of Service, other than due to the death of the Participant, shall be paid in a lump sum unless the Participant has otherwise elected to have all or a portion of the benefits distributed in accordance with Section 4.2(b) and/or Section 4.2(c) hereof.

     (b) Deferred Commencement of Benefits. A Participant may elect to have payment of all or any portion of the Participant's Account commence on (i) January of any year following the Participant's Termination of Service or (ii) the later of the month following Retirement or completion of all the Participant Deferrals under the Plan, provided that payment of benefits must commence no later than January of the year in which the Participant will reach age seventy-two (72).

     (c) Installment Payments. A Participant may elect to have payment of all or any portion of the Participant's Account benefits made in substantially equal monthly installment payments of five (5) years, ten (10) years or fifteen (15) years. The amount of each of the monthly installments shall be redetermined effective as of January 1 of each year based on the remaining Account balance and the remaining number of installment payments.

     (d) Change of Election. A Participant, other than a former Director, may change a distribution election once each year until the year in which the Participant attains age 63. The change must be made during a period established by the Administrative Committee which precedes a Deferral Period and is irrevocable until the next period established by the Administrative Committee. The Participant's distribution election shall become irrevocable as of the year in which the Participant attains age 63, except that a Participant may request in writing, that the Administrative Committee approve a change of an election made pursuant to Subsection (b) or (c) at any time prior to commencement of the payment of benefits, or in the case of installment payments, following commencement of payments, if (i) the Administrative Committee determines that the Participant has experienced a Financial Hardship justifying the request for a change of election, or (ii) the Participant agrees to accept a reduction in the value of the benefit, as determined by the Administrative Committee, upon advice of counsel, to be necessary to preclude the receipt of taxable income by any Participant in the Plan before the Participant actually receives his or her benefit.

     If a Participant has a voluntary Termination of Service prior to the year in which the Participant attains age 65, the Administrative Committee shall not honor any change in distribution elections made within the two calendar years immediately preceding the year in which the Termination of Service occurred. The Participant's distribution election which had been made before that period shall be considered the controlling distribution election, unless the Participant requests and the Committee grants, a change of election for the reasons provided in (i) or (ii) above.

     (e) Transition Election. A Participant, other than a former Director, may submit a distribution election which supersedes all existing distributions elections for all previous deferrals under this Plan during a period established by the Administrative Committee prior to the 1997 deferral period, notwithstanding the Participant's age or prior distribution elections.

     (f) Payment of Benefits Upon Death of Participant. Upon a Participant's death, any of the Participant's vested and unpaid benefits shall be paid in accordance with the applicable provisions of Section 4.3.

     SECTION 4.3. SURVIVOR BENEFITS. (a) Death Prior to Termination of Service. If the Participant dies prior to Termination of Service, the Survivor Benefit shall be equal to the sum of the Participant's Account as determined in accordance with Section 3.4 and 4.6 plus an amount equal to the Participant's unfulfilled Deferral Elections, if any. The Survivor Benefit shall be paid in a lump sum unless the Participant has elected to have all or a portion of the benefits distributed in accordance with Subsection (b) hereof.

     (b) Installments Payments. A Participant may elect to have payment of the Survivor Benefit made to the Participant's Beneficiary in substantially equal monthly payments of five (5) years, ten (10) years or fifteen (15) years if the Participant's Termination of Service is due to the death of the Participant.
The amount of each of the monthly installments shall be redetermined effective as of January 1 of each year based on the remaining Account balance and the amount, if any, attributable to the Participant's unfulfilled Deferral Elections and the remaining number of installment payments.

     (c) Death After Termination of Service. If the Participant dies after Termination of Service and all benefits have not been paid in a lump sum under
Section 4.2(a), the Survivor Benefit shall be equal to the Participant's Account as determined in accordance with Sections 3.4 and 4.6 and payable in the form and at the time elected by the Participant.

     (d) Change of Election. A Beneficiary may request the Administrative Committee to approve a change in the form of payment from installments to a lump sum provided that (i) the Administrative Committee determines, upon application of the Beneficiary, that the Beneficiary has experienced a Financial Hardship justifying the request for a change of election, or (ii) the Beneficiary agrees to accept a reduction in the value of the benefit, as determined by the Administrative Committee, upon advice of counsel, to be necessary to preclude the receipt of taxable income by any Participant in the Plan in advance of the time the Participant actually receives his or her benefit.

SECTION 4.4. IN-SERVICE DISTRIBUTIONS. A Participant may elect to receive an In-Service Distribution from his or her Account subject to the following restrictions:

     (a) Timing of Election. The election to take an In-Service Distribution from the Account for a particular Deferral Election must be made at the same time the Participant makes the particular Deferral Election.

     (b) Amount of Distribution. The amount which a Participant can elect to receive as an In-Service Distribution with respect to an Account shall be such portions of the Participant's Account balance for the amounts deferred under a particular Deferral Election, as prescribed by the Administrative Committee in advance of the Deferral Period. If a previously elected amount exceeds the Account balance when an In-Service Distribution is to be made, only the Account balance will be paid.

     (c) Timing and Form of In-Service Distribution. The In-Service Distribution shall commence at the time and in the form elected by the Participant in the Participation Agreement entered into with respect to the Deferral Election; provided, however, that if the Participant has a Termination of Service, the In-Service Distribution election will be canceled and distribution will be made pursuant to Section 4.2 and provided, further, that if the Participant commences Retirement, the In-Service Distribution election will be canceled and distribution will be made pursuant to Section 4.2. In no event shall an In-Service Distribution be made prior to seven (7) years following the start of the Deferral Period for the particular Deferral Election.

     (d) Treatment of Distribution. Amounts paid to a Participant pursuant to this Section 4.4 shall be treated as distributions from the Participant's Account.

     (e) Transition Election. During a period to be established by the Administrative Committee prior to the 1997 Deferral Period, a participant may elect to maintain or revoke any existing In-Service Distribution Election. No other changes are permitted in any existing In-Service Distribution Election. A Participant who fails to make an election regarding existing In-Service Distributions shall be considered to have elected to maintain those existing In-Service Distribution Elections.

SECTION 4.5. UNSCHEDULED DISTRIBUTIONS. Upon a finding that a Participant has suffered a Financial Hardship or upon the Participant agreeing to accept a reduction of his or her benefit in an amount determined necessary by the Administrative Committee, upon advice of counsel, to avoid constructive receipt of taxable income by any Participant, the Administrative Committee may, in its sole discretion, make distributions from an Account prior to the time specified for payment of the Account. Any unscheduled withdrawal will be paid in lump sum and will be subject to a minimum amount of $10,000 and any additional conditions prescribed by the Administrative Committee. Applications for unscheduled distributions and determinations thereon by the Administrative Committee shall be in writing, and a Participant may be required to furnish proof of the Financial Hardship in a formal manner as deemed appropriate by the Administrative Committee, upon advice of counsel.

SECTION 4.6. VALUATION AND SETTLEMENT. The date on which a lump sum is paid or the date on which installment payments commence shall be the "Settlement Date". The Settlement Date shall be no more than thirty (30) days after the last day of the month in which the Participant or his Beneficiary becomes entitled to payments on account of Retirement, Termination of Service or death, unless the Participant elected to defer commencement of payments pursuant to Section 4.2(b). The Settlement Date for an

In-Service Distribution or delayed payments shall be the month which the Participant elects to have such payments commence in the election form for designation of form of payment. The amount of a lump sum and the initial amount of installment payments shall be based on the value of the Participant's Account as of the Valuation Date immediately preceding the Settlement Date.

SECTION 4.7. SMALL BENEFIT. Notwithstanding any election made by the Participant, the Company may pay any benefit in the form of a lump sum payment to the Participant or any Beneficiary, if the value of the Plan benefits remaining following a distribution for any reason, or the benefit payable to the Participant or Beneficiary when payments to such Participant or Beneficiary would otherwise commence, is less than $2,000.

SECTION 4.8. CHANGE IN CONTROL. (a) Continuation of Plan. Subject to the provisions of Section 4.8(b) hereof, upon a Change of Control as defined in the Trust Agreement and incorporated herein by this reference, the interests of all then remaining Participants and Beneficiaries of deceased Participants shall continue, and provisions shall be made in connection with such transaction for the continuance of the Plan and the assumption of the obligations of the Company under the Plan by the Company's successor(s) in interest.

     (b) Accelerated Payment. Notwithstanding any other provision of the Plan, at any time after a Change of Control as defined in the Trust Agreement, a Participant or a Beneficiary of a deceased Participant may elect to receive an immediate lump sum payment of the vested benefits under the Plan, in lieu of payments in accordance with the form previously selected by the Participant, reduced by a penalty, which shall be forfeited to the Company. The penalty shall be determined by the Administrative Committee as of or within thirty (30) days following a Change of Control, upon advice of counsel, and shall be a portion of the balance of the Account as deemed necessary to avoid constructive receipt of taxable income by any other Participant in the Plan. However, this penalty shall not apply in the event of (i) a determination by the Administrative Committee based on advice of counsel or (ii) a final determination by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the foregoing provision no Participant or Beneficiary of a deceased Participant has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits. The Company shall notify all Participants (and Beneficiaries of deceased Participants) of any such determination. Whenever any such determination is made, the Company shall refund all penalties which were imposed hereunder on account of making lump sum payments at any time during or after the first year to which such determination applies (i.e., the first year when gross income is recognized for federal income tax purposes). Interest shall be paid on any such refunds at the Interest Rate previously determined to be applicable for each such Plan Year.

     (c) Accelerated Payment With Income Tax Gross-up. Notwithstanding any contrary provisions of this Article IV, in the event that a Change in Control occurs while this Plan is in effect and a "Termination or Adverse Amendment" (as defined below) of this Plan is made:

     (i) in connection with or within three years following the Change in Control, then any Participant who (A) was a Participant at the time of the Change In Control and (B) continues to be a member of the Board, whether or not such individual is then an employee of the company, at the time of the Termination or Adverse Amendment, shall immediately receive an "Accelerated Payment" and an "Income Tax Gross-up" (as defined below) upon that Termination or Adverse Amendment; or

     (ii) in connection with or at any time following the Change in Control, then any Participant who (A) was a Participant at the time of the Change in Control, (B) ceased to be a member of the Board at any time prior to the third anniversary of the Change in Control and (C) continues to be a Participant at the time of the Termination or Adverse Amendment, shall immediately receive an Accelerated Payment and an Income Tax Gross-up upon such Termination or Adverse Amendment.

     For purposes of this Section 4.8(c):

     (x) "Accelerated Payment" means a lump sum cash distribution of the full amount of contributions and earnings accrued or credited to the Participant's Account as of the date immediately preceding the Termination or Adverse Amendment.

     (y) "Termination or Adverse Amendment" means that this Plan is either (1) terminated for whatever reason by the Company or (2) amended by the Company in any way that adversely affects the Participant's rights, privileges or benefits hereunder including, without limitation, an amendment that results in a change to the methodology used to determine the interest rate for earnings credited to the Participant's Account, without the Participant's written consent to such amendment, other than an amendment that is required by law.

     (z) "Income Tax Gross-up" means a lump sum cash distribution of the amount necessary, so that after payment of any federal, state and local income or employment tax by the Participant on the distribution of amounts under this Plan and the Income Tax Gross-up, the net amount retained by the Participant shall be the full amount accrued and credited to his Account under this Plan at the time immediately preceding distribution. For purposes of determining the amount of the Income Tax Gross-up, the Participant shall be deemed (1) to pay federal income taxes at the highest stated rate of federal income taxation (including surtaxes, if any) for the calendar year in which the Income Tax Gross-up is to be made (for 1996, the highest stated rate is 39.6 percent); and (2) to apply any applicable state and local income taxes at the highest stated rate of taxation (including surtaxes, if any) for the calendar year in which the Income Tax Gross-up is to be made. Any Income Tax Gross-up required hereunder shall be paid by Company to the Participant at the same time that any payment made under this Plan which is subject to income tax is paid or deemed received by the Participant.

4.9  COMBINED GROSS-UP PAYMENT; TAX DEFENSE.

     (a) Combined Gross-up Payment. If a Participant becomes entitled to one or more payments (with a "payment" including, without limitation, an increase in pension benefits and the vesting of an option or other non-cash benefit or property) pursuant to the terms of any plan, arrangement or agreement with the Company (the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to the

Participant an additional cash amount (the "Combined Gross-up Payment") such that the net amount retained by the participant after reduction for (i) any Excise Tax on the Total Payments and (ii) any federal, state and local income or employment tax and Excise Tax payable with respect to the Combined Gross-up Payment, shall equal the Total Payments. For purposes of determining the amount of the Combined Gross-up Payment, a Participant shall be deemed (i) to pay federal income taxes at the highest stated rate of federal income taxation (including surtaxes, if any) for the calendar year in which the Combined Gross-up Payment is to be made; and (ii) to pay any applicable state and local income taxes at the highest stated rate of taxation (including surtaxes, if any) for the calendar year in which the Combined Gross-up Payment is to be made. Any Combined Gross-up Payment required hereunder shall be made to the Participant at the same time any Total Payment subject to the Excise Tax is paid or deemed received by the Participant. The Combined Gross-up Payment shall not be paid under this Plan if a Combined Gross-up Payment which is identical to or greater than the amount calculated under this Section 4.9 is paid under any other plan, arrangement or agreement with the Company.

     (b) Tax Defense. If, in connection with the examination of a Participant's tax return, the Internal Revenue Service asserts that any amount payable or benefit provided hereunder is a "parachute payment" as defined in the Code and such amount or benefit was not treated as a parachute payment in determining a Combined Gross-up Payment, Company at its cost shall assume the defense of any controversy involving such issue and shall indemnify and hold the Participant harmless for all liabilities, costs, taxes, interest and penalties attributable to such issue and shall to the extent necessary (without duplication) increase the Combined Gross-up Payment to give effect to any additional amount or benefit determined to be a parachute payments. The Participant shall cooperate with Company so that Company will be able to challenge any adverse determination by the Internal Revenue Service through administrative proceedings and, if determined by Company, through litigation.



                                   ARTICLE V

                          DESIGNATION OF BENEFICIARY


SECTION 5.1. DESIGNATION OF BENEFICIARY. Each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his interest in his Account upon his death as determined in accordance with Section 4.3. Such designation shall be made on a form provided by and delivered to the Company. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company. No notice to or consent by any Beneficiary shall be required to effect any such change or revocation.

SECTION 5.2. FAILURE TO DESIGNATE BENEFICIARY. If a Participant fails to designate a Beneficiary before his or her death, or if no designated Beneficiary survives the Participant, the balance in the Participant's Account shall be paid in a lump sum to the executor or administrator for his or her estate.

                                  ARTICLE VI

                                ADMINISTRATION


SECTION 6.1. ADMINISTRATIVE COMMITTEE. The Administrative Committee shall be responsible for the administration of the Elective Deferral Plan for Non-Employee Directors.

SECTION 6.2. RULES OF CONDUCT. The Administrative Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable, provided they do not conflict with the provisions of this Plan.

SECTION 6.3. LEGAL, ACCOUNTING, CLERICAL AND OTHER SERVICES. The Administrative Committee may authorize one or more of its members or any agent to act on its behalf and may contract for legal, accounting, clerical and other services to carry out this Plan. All expenses of the Administrative Committee shall be paid by the Company.

SECTION 6.4. INTERPRETATION OF PROVISIONS. The Administrative Committee shall have the exclusive right and discretionary authority to interpret the provisions of this Plan and to decide questions arising in its administration. The decisions and interpretations of the Administrative Committee shall be final and binding on the Company, Participants, Directors, Beneficiaries and all other persons.

SECTION 6.5. RECORDS OF ADMINISTRATION. Records reflecting the administration of this Plan shall be kept.

SECTION 6.6. DENIAL OF CLAIM. The Administrative Committee shall provide adequate notice in writing to any Participant, Director or Beneficiary whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial. The Participant, Director or Beneficiary will be given an opportunity review by the Administrative Committee of the decision denying the claim. The Participant, Director or Beneficiary shall be given sixty (60) days from the date of the notice denying any such claim within which to request such review.

SECTION 6.7. LIABILITY OF COMMITTEE. No member of the Administrative Committee shall be liable for any action taken in good faith or for exercise of any power given the Administrative Committee, or for the actions of other members of said Administrative Committee.

                                  ARTICLE VII

                         AMENDMENT AND DISCONTINUANCE


SECTION 7.1. AMENDMENT OF PLAN. This Plan may be amended from time to time by the Board of Directors of the Company.

SECTION 7.2. TERMINATION. The Company intends to continue this Plan indefinitely, but reserves the right to terminate it at any time.

SECTION 7.3. EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of this Plan may adversely affect the benefit payable to any former Participant or Beneficiary receiving benefits under this Plan prior to the effective date of the amendment or termination, or any Participant or Beneficiary of a deceased Participant who, as of such effective date, was vested in or eligible to receive a benefit under this Plan.


                                 ARTICLE VIII

                                 MISCELLANEOUS

SECTION 8.1. UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries shall have no legal or equitable rights, claims or interests in any specific assets or property of the Company, nor shall they be the beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned, or which may be acquired by, the Company ("Policies"). Any such Policies or other assets of the Company shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

SECTION 8.2. GRANTOR TRUST. Although the Company is responsible for the payment of all benefits under the Plan, the Company may, in its sole discretion, contribute funds to a grantor trust for the purpose, as it deems appropriate, of paying benefits under this Plan. Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of the Company. To the extent any benefits provided under the Plan are actually paid from the trust, the Company shall have no further obligation with respect thereto but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid, by the Company. The Participants or Beneficiaries of deceased Participants shall have the status of unsecured creditors insofar as their legal claim for benefits under the Plan and shall have no security interest in the grantor trust.

SECTION 8.3. PAYMENTS AND BENEFITS NOT ASSIGNABLE. Payments to and benefits under this Plan are not assignable, transferable or subject to alienation since they are primarily for the support and maintenance of the Participants and Beneficiaries. Likewise, such payments shall not be subject to attachment by creditors of, or through legal process against, the Company, the Administrative Committee or the Participants.

SECTION 8.4. NO RIGHT TO SERVICE ON THE BOARD. The provisions of this Plan shall not give a Director the right to be retained in the service of the Company nor shall this Plan or any action taken under the Plan be construed as a contract for service on the Board.

SECTION 8.5. ADJUSTMENTS. At the Company's request, the Administrative Committee may, with respect to a Participant, adjust such Participant's benefit under this Plan or make such other adjustments with respect to such Participant as are required to correct administrative errors or provide uniform treatment of Participants in a manner consistent with the intent and purpose of this Plan.

SECTION 8.6. OBLIGATION TO COMPANY. If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company, or any benefit plan maintained by the Company, then the Company may offset such amount owed to it or such benefit plan against the amount of benefits otherwise distributable. Such determination shall be made by the Administrative Committee.

SECTION 8.7. PROTECTIVE PROVISIONS. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan. If the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant or his Beneficiary, provided, that in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of any such action, misstatement or nondisclosure.

SECTION 8.8. GENDER, SINGULAR AND PLURAL. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

SECTION 8.9. LAW GOVERNING. This Plan shall be construed, regulated and administered under the laws of the State of Texas, except to the extent that such laws are preempted by ERISA.

SECTION 8.10. NOTICE. Any notice or filing required or permitted to be given to the Administrative Committee or the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Secretary of the Company. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

SECTION 8.11. SUCCESSORS AND ASSIGNS. This Plan shall be binding upon the Company and its successors and assigns.

SECTION 8.12. PROVISIONS FOR INCAPACITY. If the Administrative Committee deems any person entitled to receive any payment under the provisions of this Plan incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Administrative Committee may, in its sole discretion, take any one or more of the following actions: it may apply such payment directly for the comfort, support and maintenance of such person; it may reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment; or it may pay such payment to any other person selected by the Administrative Committee to disburse such payment for the comfort, support and maintenance of the person entitled thereto, including, without limitations, to any relative who has undertaken, wholly or partially, the expense of such person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the payment may be. The Administrative Committee may, in its sole discretion, deposit any payment due to a minor to the minor's credit in any savings or commercial bank of the Administrative Committee's choice.